                                                                    Exhibit 10.4

                        UNDERLEASE

                        relating to Suite 1.4, 30 St James's Street, London SW1

                        (1)   Benchmark Group Limited

                        (2)   Levco Europe, LLP



                        Dated 14th February 2005


                        OSBORNE CLARKE

                                         Barcelona
                                         Bristol
                                         Brussels
                                         Cologne
                                         Copenhagen
                                         Helsinki
                                         London
                                         Madrid
                                         Paris
                                         Rotterdam
                                         St Petersburg
                                         Silicon Valley
                                         Tallinn
                                         Thames Valley

                                    CONTENTS

1.       Definitions and interpretation........................................2
2.       Definitions...........................................................4
3.       Demise................................................................8
4.       Leesee's Covenants....................................................8
5.       Lessor's Covenants....................................................8
6.       Proviso...............................................................9
7.       Lease Reference......................................................11
8.       No Agreement for Lease...............................................11
9.       Security of Tenure...................................................12
Schedule 1....................................................................13
(Rights included in this Lease)...............................................13
Schedule 2....................................................................15
(Exceptions and Reservations out of this Lease)...............................15
Schedule 3....................................................................17
(Covenants by the Lessee).....................................................17
Schedule 4....................................................................35
(Covenants by the Lessor).....................................................35
Schedule 5....................................................................40
(Above referred to rent review provisions)....................................40
Schedule 6....................................................................44
Part I  ......................................................................45
Part II ........................................................................

                       LAND REGISTRATION ACTS 1925 - 1986

COUNTY AND LONDON BOROUGH: Greater London: City of Westminster

TITLE NUMBER: NGL 423610

THIS LEASE is made the 14th day of February 2005

BETWEEN:

(1) BENCHMARK GROUP LIMITED (Company number 00961142) having its registered office at 11 Grafton Street, London W1S 4EW ("THE LESSOR")

(2) LEVCO EUROPE, LLP c/o Suite 1.4, 29-30 St James's Street London SW1 ("THE LESSEE").

IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

In this Lease, unless the context otherwise requires, the following words have the following meanings:

      "1954 ACT"               the Landlord and Tenant Act 1954 (as amended)

      "2003 ORDER"             the Regulatory Reform (Business Tenancies)
                               (England and Wales) Order 2003

      "COMMENCEMENT DATE"      14th February 2005;

      "DEMISED PREMISES"       the Premises (referred to hereafter as "the
                               demised premises") forming part of the Scheme more particularly defined in Clause 2(d) Clause
                               3.4 (a) of this Lease;

      "QUARTER DAYS"           1 January, 1 April, 1 July and 1 October in each
                               year;

      "RENT" sixty-nine thousand nine hundred and sixty pounds (L69,960.00) per annum

      "RENT COMMENCEMENT       3 months after completion of lease or, if
      DATE"                    earlier, occupation by the Lessee

      "SCHEME" the Lessor's office and shopping development known as Stanmore House, 29 and 30 St James's Street, 25, 26 and 27 Bury Street edged blue on Plan No.l annexed hereto;

      "SERVICE CHARGE CAP"     (a) in respect of the current Accounting Period
                                   ending 31 December 2005 the sum of Eighteen
                                   Thousand Two Hundred and Eighty Five Pounds
                                   (L18,285)

                               (b) in respect of each subsequent Accounting
                                   Period the said sum increased by a percentage equal to the percentage of any increase in the "all items" General Index of Retail Prices published by the General Statistics Office or any official successor body ("Index") between the Index current as at the date hereof and the Index current immediately prior to the beginning of the relevant Accounting Period provided that if the Index is rebased the figure for the Index shall be taken as that which would have been shown had the base current immediately prior to the rebasing been retained and Provided further that if for any reason it becomes impossible to calculate the said increase by reference to the Index (including by reason of the Index ceasing to be published) then the matter shall be determined by an independent surveyor of at least 10 years' experience in the valuation of properties comparable with the Demised Premises acting as an expert to be appointed either by agreement between the parties or in the absence of agreement by the

                                   President for the time being at the Royal
                                   Institution of Chartered Surveyors and such independent surveyor so appointed shall have full power to determine the matter including the right to substitute for the Index an alternative method that most clearly accords with the Index

      "TERM" a term of years commencing on the Commencement Date and expiring on the 31 December 2012;

      "UNITS" each or any area of shopping or office accommodation within the Scheme let or available (or which may become available) or designed or intended for letting as a separate commercial unit the boundaries of any of the Units being determined in the same manner as the boundaries of the demised premises in this Lease.

2.    DEFINITIONS

      In this Lease except as otherwise provided or where the context otherwise requires:

2.1 the "Lessor" includes the reversioner for the time being immediately expectant on the determination of the term hereby created;

2.2   the "Lessee" includes the successors in title of the Lessee;

2.3   the "Term" means the term hereby created;

2.4   the "Demised Premises" means:

      (a) the first floor unit of accommodation known as Unit 1.4 forming part of the Scheme and each and every part thereof which with the abuttals and boundaries thereof is shown edged red on Plan No. 2 annexed hereto together also with all additions, alterations and improvements thereto which may be carried out during the term and shall also include all Landlord's fixtures and fittings from time to time about the same (but excluding tenant's and trade fixtures and fittings);

      (b)   there shall be included in the demised premises:

                              [LEVEL 1 FLOOR PLAN]

                                  [FLOOR PLAN]

            (i) the internal plastering or other internal surface or finish attached or applied to the roof slabs, ceilings, floors, walls, window frames and the frames;

            (ii) one half (severed vertically) of those non-structural walls or partitions (or parts thereof) which serve to divide the demised premises from other premises which are let or intended to be let;

            (iii) all additions (except tenants and trade, fixtures and fittings) at any time hereafter made to the demised premises;

            (iv) the internal plastering or surface or finish attached or applied to any structural columns and beams which are situated within (or partly within to the extent of such part) the demised premises;

            (v) the suspended ceiling and the raised floors and the airspace between the suspended ceiling and the bottom surface of the floor slabs immediately above it and between the raised floors and the top surface of the floor slabs immediately below them and the carpet(s) laid in the demised premises;

            (vi) all doors and door frames serving the demised premises and the glass in those doors.

            (vii) all windows and window frames entirely within the demised premises;

            (viii) all service conduits exclusively serving the Demised Premises

      (c)   there shall be excluded from the demised premises:

            (i) the structural ceiling slab above the ceiling and the space above and floor slabs and everything below the floor slabs;

            (ii)  the foundations of the Scheme;

            (iii) any structural columns, beams and joists and all other structural and/or exterior parts of the Scheme including (but without limitation) the roof of the Scheme;

            (iv) all service conduits and ducts which do not exclusively serve the the Demised Premises;

            (v)   all Lessor's plant and equipment;

            (vi)  all tenant's and trade fixtures and fittings;

2.5 the "Planning Acts" means the Town and Country Planning Acts as from time to time in force;

2.6

      (a) the "Insured Risks" means the following insurable risks included in the Policy of Insurance effected by the Lessor in the joint names of the Superior Lessor (as hereinafter defined) and the Lessor in respect of the Scheme and the Lessor's fixtures therein (except as provided for in paragraph 2 of Schedule 3 hereto) namely risks in respect of loss or damage by fire lightning, explosion, aircraft (other than hostile aircraft) and other aerial devices or articles emanating there from earthquake, riot and civil commotion and malicious damage, storm or tempest bursting or overflowing of water tanks, apparatus or pipes flood, impact by road vehicles, Terrorism (so far as it remains an insurable risk and capable of being insured at commercially acceptable rates) Architects', Surveyors' and other professional fees together with three (3) years (or such longer period not exceeding five (5) years as from time to time the Lessor may reasonably require having regard to the likely period required for reinstatement) loss of Service Charge (as hereinafter defined) and of rent in an amount which would take into account potential increases in rent in accordance with the rent review provisions hereinafter contained occupiers liability in respect of the Service Area and such other insurable risks or insurance as may from time to time be reasonably required by the Lessor for the benefit of the Scheme;

      (b) "Full Cost of Reinstatement" means the cost which would be likely to be incurred in reinstating the Scheme in the event of either partial or total destruction in accordance with the original plans, elevations and details thereof with such variations (if any) as may be agreed by the Superior Lessor and the Lessor or may be necessary having regard to the then existing statutory provisions, byelaws and regulations affecting the same and any necessary planning approval at the time when such reinstatement is likely to take place and having regard to any expected increase in building costs during any period of insurance and pending or during the period of reinstatement together with the fees of the Architects surveyors (including the surveyors of the Superior Lessor) engineers, clerk of works and consultants calculated on such cost at the current scale for the time being of any appropriate professional body and together with the cost of shoring, demolition and site clearance and any value added tax that may be payable on or in respect of the above costs or fees;

2.7 "Fair Proportion" means such proportion as the lessor's surveyor may reasonably decide as being reasonably and properly attributable to the demised premises as opposed to the other Units provided always that in no event shall the Lessee's proportion of the Service Charge be increased or altered by reason that at any relevant time any Unit may be vacant or occupied by the Lessor or any person or company associated with the Lessor or that any tenant or other occupier of a Unit may default in payment of its due proportion of the Service Charge or that at any relevant time any Unit may be damaged or destroyed;

2.8   "the Scheme" means the Scheme so described in clause 1;

2.9 "Schedule of Condition" means the schedule of condition relating to the demised premises annexed hereto;

2.10 "the Service Area" means the common areas in or forming part of the Scheme not intended to be demised for exclusive occupation and available for common use and includes all services common to the demised premises and to the remainder of the Scheme or any part or parts thereof and for the avoidance of doubt the Service Area includes the entrance way and foyer lift, stairs and internal passageways providing access to and egress from the demised premises;

2.11 "the Superior Lease" means the Lease dated the fifth day of March one thousand nine hundred and eighty two and made between The Queen's Most Excellent Majesty of the first part, The Crown Estate Commissioners of the second part, Savant Investments Limited of the third part and Thornfield Securities Limited of the fourth part and the Superior Lessor means the person in whom the reversion immediately expectant upon the determination of the "Superior Lease" is from time to time vested;

2.12 "Terrorism" means any act of any person acting on behalf of or in connection with any organisation whose objectives are or include the overthrowing of any government de jure and de facto or the furtherance of any political or social or religious cause by force or violence or any other act of force or violence by any such person or group of persons

2.13 "the Units" means the units so described in clause 1 forming part of the Scheme and "Unit" has a corresponding meaning;

2.14  "the Lease" means this Underlease;

2.15 words importing the singular number only include the plural number and vice versa and where there are two (2) or more persons included in the expression "the Lessor" or "the Lessee" or "the Surety" covenants expressed to be made by the Lessor, the Lessee or the Surety as the case may require shall be deemed to be made jointly and severally;

2.16 subject to any specific contrary reference in this Lease any reference to an Act or Acts of Parliament includes any statutory amendment or re-enactment thereof and any Statutory Instrument Order or Direction made or issued pursuant thereto;

3.    DEMISE

      In consideration of the rents and the Lessee's covenants herein reserved and contained the Lessor HEREBY DEMISES unto the Lessee for the Lessee and those the Lessee authorises (subject to the provisions of this Lease) ALL THAT the demised premises TOGETHER with the rights specified in Schedule 1 hereto but EXCEPT AND RESERVING unto the Lessor and the Superior Lessor and all others respectively properly authorised by them the rights specified in Schedule 2 hereto TO HOLD the same unto the Lessee as from and including the Commencement Date specified in clause 1 hereof for the term specified in clause 1 hereof YIELDING AND PAYING therefor during the term FIRST (with effect from the Rent Commencement Date) the Rent specified in clause 1 hereof subject to the provisions of clause 6.2 hereof the said Rent to be paid without any deduction (other than a deduction authorised by Act of Parliament) by equal quarterly payments in advance on the Quarter Days specified in clause 1 hereof in every year the first of such payments being a proportionate payment from the Rent Commencement Date specified in the Particulars to the day preceding the next quarter day to be paid on the Rent Commencement Date SECONDLY the moneys referred to in paragraph 32 of Schedule 3 hereto THIRDLY within twenty one (21) days of a written demand without any deduction (other than as aforesaid) the Interim Charge and the Service Charge as defined in Part I of Schedule 6 hereto at the times and in the manner therein provided. But Provided that the payments required to be made by the Tenant by way of Interim Charge and Service Charge in respect of each Accounting Period up to 31 December 2007 shall in no circumstances exceed the relevant Service Charge Cap (or a pro rated proportion thereof as appropriate)

4.    LEESEE'S COVENANTS

      The Lessee hereby covenants with the Lessor to observe and perform throughout the term the covenants set out in the Schedule 3 hereto.

5.    LESSOR'S COVENANTS

      The Lessor hereby covenants with the Lessee to observe and perform throughout the term the covenants set out in the Schedule 4 hereto.

6.    PROVISO

      PROVIDED always and it is hereby further agreed as follows:

6.1   FORFEITURE

      If and whenever the rent hereby reserved or any part thereof shall be unpaid for twenty one (21) days after the same shall become due whether in the case of the rent FIRST hereby reserved the same shall have been formally demanded or not or if any other payment due hereunder shall be unpaid within twenty one (21) days after the same shall become due or if and whenever there shall be a non-observance, non-performance or breach of the covenants on the part of the Lessee herein contained or of any of the restrictions, stipulations, regulations and conditions on the part of the Lessee to be observed and performed or if the Lessee being a company shall enter into Liquidation whether compulsory or voluntary (not being merely a voluntary liquidation for the purposes of amalgamation or reconstruction) or suffer a Receiver to be appointed or if the Lessee not being a corporation shall have a receiving order made against or in relation to him or become bankrupt or make any arrangement with his creditors then and in any of the said events it shall be lawful for the Lessor at any time thereafter to enter upon the demised premises or any part thereof in the name of the whole and to have again repossess and enjoy the same in their former state and thereupon the term shall absolutely determine but without prejudice to any right of action of the Lessor or the Lessee in respect of any antecedent breach of the other's covenants or other stipulations herein contained.

6.2   RENT REVIEW

      The rent payable hereunder shall be reviewed in accordance with the provisions of Schedule 5 hereto.

6.3   RESTRICTION ON LETTING UNITS

      Save as expressly herein provided nothing herein contained shall impose or be deemed to impose any restriction on the use of any other part or parts of the Scheme not comprised in this Lease or give the Lessee the benefit of or the right to enforce or have enforced or to permit the release or modification of any covenant, agreement or condition entered into by any purchaser from or by any lessee or occupier of the Lessor in respect of any part or parts of the Scheme not comprised in this Lease.

6.4   RESTRICTION ON LIABILITY

      (a) The Lessor shall not be responsible to the Lessee for the loss or inconvenience arising from any defects in the Scheme or from the defective working, stoppages or breakage of any pipes, wires or machinery in or apparatus of the Scheme or any part thereof subject to the Lessor taking all reasonable steps to prevent and minimise such loss or inconvenience.

      (b) Notwithstanding any provision of the Lease to the contrary the Lessee shall not be required to keep or deliver up the Demised Premises in any better state of repair and condition than they are at the Commencement Date as evidenced by the Schedule of Condition

6.5   SERVICE OF NOTICES

      Section 196 of the Law of Property Act 1925 shall apply to any notices to be served hereunder as if such notice were authorised by that Act other than any notice to be served pursuant to Sections 8, 10 or 17 of the Landlord and Tenant (Covenants) Act 1995 which shall be served in accordance with that Act and consequently Section 23 of the Landlord and Tenant Act 1927 shall apply to such notices.

6.6   ARBITRATION

      Any arbitration under this Lease shall be conducted by some competent person to be agreed in writing by the Lessor and the Lessee and in the event of failure so to agree within twenty one (21) days of any dispute or difference having arisen by a person to be nominated by or on behalf of the President for the time being of the Royal Institute of Chartered Surveyors on the application of either the Lessor or the Lessee and this shall be deemed to be a submission to arbitration within the meaning of the Arbitration Acts 1950 to 1979. Unless otherwise awarded by the Arbitrator each party shall pay its own costs in connection with each arbitration and the costs of the Arbitrator shall be borne equally by the parties.

6.7   WAIVER

      No demand for or acceptance of rent by the Lessor or its agent after a breach of any of the covenants on the part of the Lessee contained in this Lease shall constitute a waiver whether in whole or in part of any such breach unless the Lessee shall show that the Lessor itself had knowledge of such breach prior to any such demand or acceptance as aforesaid and nothing contained in this sub-clause shall have any application to any continuing breach.

6.8   COPY OF SUPERIOR LEASE

      For the better performance and observance of the Lessee's covenants herein contained the Lessee shall be entitled to a copy of the Superior Lease.

6.9   MARGINAL NOTES

      The headings to the clauses of this Lease and any Schedule hereto are inserted for convenience of reference only and shall not be deemed to form part of this Lease nor shall they affect the construction hereof.

6.10  PERPETUITY PERIOD

      Where in this Lease a perpetuity period is referred to or required the same shall be the period of eighty (80) years from the date thereof.

6.11  LESSEE'S OPTION TO DETERMINE

      (a) The Lessee may determine this Lease by giving not less than six months' prior notice in writing expiring on 25 December 2007 ("Break Notice") and in such event if the Tenant shall as at the said expiry date be up to date in relation to payment of the first reserved rent hereby reserved and also at such expiry date have paid all other sums due under this Lease which are properly due and have been properly demanded the term shall immediately cease and determine but without prejudice to the respective rights of either party in respect of any antecedent claim or breach of covenant.

      (b) If the Lessee does not give the Break Notice then no Rent shall be payable by the Lessee during the period of three months commencing on the expiry of the third year of the Term.

7.    LEASE REFERENCE

      Reference in this Lease to any consent or approval required from the Lessor shall be construed as also including the consent or approval from the Superior Lessor where the Superior Lessor's consent would be required under the terms of the Superior Lease except that nothing herein shall be construed as imposing on the Superior Lessor any obligation (or indicating that such an obligation is imposed on the Superior Lessor) not unreasonably to refuse any such consent or approval.

8.    NO AGREEMENT FOR LEASE

      It is hereby certified that there is no Agreement for Underlease to which this Underlease gives effect.

9.    SECURITY OF TENURE

9.1 A notice in the form set out in Schedule 1 to the 2003 Order which applies to this Lease having been served by the Lessor on the Lessee on 7th February 2005; and

9.2 a statutory declaration having been made by the Lessee or a person duly authorised by him to do so on 10th February 2005 in the form set out in Paragraph 8 of Schedule 2 to the 2003 Order the Lessor and the Lessee agree to exclude the provisions of Sections 24 to 28 (inclusive) of the 1954 Act in relation to the tenancy created by this Lease.

IN WITNESS whereof the parties hereto have caused their respective common seals or their hands and seals (as the case may require) to the hereunto affixed the day and year first above written.

                                   SCHEDULE 1

                         (Rights included in this Lease)


1.    RIGHTS OF WAY

      The right for the Lessee and its servants, agents, invitees and licensees for all proper purposes in connection with the use and enjoyment of the demised premises in common with the Lessor and the lessees of all the other Units and all others having the like right to pass and re-pass on foot over the Service Area for the purpose of access to and egress from and the carriage of goods to and from the demised premises.

2.    SERVICES

      The right of free passage and running and supply of electricity, telephone, water, gas (where a supply is provided to the demised premises) soil, air conditioning and other services from and to the demised premises through the pipes, wires, ducts, cables, conduits, drains, systems and mains as may before the expiration of the perpetuity period be in under or above the Scheme.

3.    SUPPORT AND SHELTER

      The right for the demised premises to be supported and/or protected and sheltered by other parts of the Scheme and the soil thereof.

4.    RIGHTS OUT OF OTHER LEASES

      All easements and similar rights excepted and reserved out of leases of other Units in the Scheme for the benefit of inter alia the demised premises.

5.    TOILET

      The right to use in common with the Lessor and other persons authorised by the Lessor the toilets situate on the first floor of the Scheme immediately adjacent to the Demised Premises.

6.    SIGNS

      The right to affix and display the Tenant's (or other permitted occupiers') trade name on the occupier's display board in the entrance foyer of the Scheme and also to display such name in the Service Area of the first floor of the Scheme in a location and of a type and size approved by the Landlord such approval not to be unreasonably withheld or delayed.

7.    ACCESS TO THE OTHER PARTS OF THE SCHEME

      Subject to the prior written consent of the Landlord (not to be unreasonably withheld or delayed) and if reasonably required to comply with the Lessee's covenants in this Lease rights of access to other parts of the Scheme with and without workmen and machinery which is reasonably necessary to comply with such covenants.

                                   SCHEDULE 2

                (Exceptions and Reservations out of this Lease)


1.    REPAIRS

      The right for the Lessor and the Superior Lessor, their servants, agents and licensees on 48 hours' prior written notice at all reasonable times after prior consultation with the Lessee or in the case of emergency without such notice to enter upon the demised premises with all necessary tools, appliances and materials for the purposes of carrying out repairs, cleansing, maintenance, rebuilding and renewal for which the Lessor is responsible under the terms of this Lease and for the repair, maintenance and renewal of all wires, pipes, cables, conduits and systems laid through under or upon or attached to the demised premises at the date hereof the Lessor and the Superior Lessor causing to the demised premises and the Lessee's fixtures, furnishings, fittings and equipment as little damage and to the Lessee as little inconvenience as possible and making good forthwith all damage or injury thereby occasioned to the demised premises and the Lessee's fixtures, furnishings, fittings and equipment to the reasonable satisfaction of the Lessee but without being liable to pay compensation therefore except in the event of negligence or willful default on the part of the person exercising such right.

2.    REBUILDING

      The right for the Lessor after prior consultation with the Lessee to rebuild or alter or to consent to any person rebuilding or altering any part of the Scheme (other than the demised premises) or rebuilding or altering any of the adjoining or neighbouring buildings PROVIDED THAT in any such matters there shall not be any material interference with the proper use and enjoyment of the demised premises by the Lessee and the rights hereby granted PROVIDED ALWAYS that the Lessor shall cause (or ensure that there is caused) as little damage to the demised premises and as little inconvenience to the Lessee as possible and shall forthwith make good any damage caused to the demised premises and the Lessee's fittings and equipment as a result of any matters set out in this paragraph 2 to the reasonable satisfaction of the Lessee.

3.    RENEWAL OF SERVICES

      The right for any appropriate competent Authority at all reasonable times and upon reasonable notice (except in the case of emergency) to maintain, repair or renew any existing or to install any new services either within or over the demised premises and for that purpose subject to it causing as little damage and inconvenience as possible to have access to and into the demised premises with all necessary tools, appliances and materials.

4.    SUPPORT

      The right for the other parts of the Scheme to support and/or protection and shelter from the demised premises.

5.    SERVICES

      The right of the Lessor and other the lessees or occupiers of the other Units within the Scheme of passage and running of electricity, telephone, water, gas and soil and other services from and to any other parts of the Scheme through the pipes, wires, ducts, cables, conduits, drains, systems and mains which now are or may before the expiration of the perpetuity period be in, on or under the demised premises.

6.    MAINTENANCE OF SCHEME

      The right of the Lessor and the Superior Lessor, their respective servants, agents or licensees at all reasonable times upon reasonable written notice or in the case of emergency without such notice to enter upon the demised premises for the purposes of cleaning or executing, repairs and alterations (where beyond economic repair) to any other part of the Scheme and for the repair, maintenance and renewal of all pipes, wires, ducts, cables, conduits, drains, systems and mains now or as may from time to time be laid through under or upon or attached to the demised premises and used solely in connection with the supply of services to such other Units the person so entering the demised premises dong so only where the works cannot reasonably be carried out without such entry and causing as little damage or inconvenience as possible and the Lessor making good all damage or injury thereby occasioned and complying with all reasonable directions of the Lessee.

7.    SUPERIOR LEASE

      All other of the exceptions and reservations contained in the Superior Lease.

                                   SCHEDULE 3

                            (Covenants by the Lessee)

1.    TO PAY RENT

      To pay the rent hereby reserved (including any increased rent following a review under the provisions contained in Schedule 5 hereto) at the times and in the manner herein mentioned.

2.    TO PAY EXCESS INSURANCE

      To pay to the Lessor on demand any excess payments made by the Lessor following any claim on the Lessor's and the Superior Lessor's insurance policy or policies against the Insured Risks arising out of any act or omission of the Lessee, his servants, agents, invitees or licensees in relation to the demised premises or any other part of the Scheme.

3.    TO YIELD UP

      At the expiration or sooner determination of the term peaceably and quietly to deliver up to the Lessor the demised premises in such repair and condition as shall be in accordance with the covenants in that behalf herein contained (damage by any Insured Risks excepted save to the extent that the insurance moneys are irrecoverable through the act, neglect or default of the Lessee, its servants, agents, invitees or licensees and damage by Terrorism also excepted where not an Insured Risk) and to remove every molding, sign, writing or painting of the name or business of the Lessee or other occupiers from the demised premises and to make good all damage caused to the demised premises by the removal of the Lessee's fixtures, fittings, furniture and effects Provided that nothing in this Schedule shall require the Lessee to keep nor yield up the Demised Premises in any better state of repair and condition than they are at the Commencement Date as evidenced by the Schedule of Condition.

4.    TO REPAIR ON NOTICE

      Within two (2) months or sooner if requisite after the Lessor or the Superior Lessor shall have given written notice requiring the Lessee so to do to commence and diligently to proceed to make good such defects and wants of reparation or decoration as shall be specified in such notice and for which the Lessee is liable hereunder PROVIDED that if the Lessee defaults in complying with any such notice the Lessor or the Superior Lessor may (but without prejudice to the right of reentry hereinbefore contained) enter the demised premises and execute such work causing as little damage and inconvenience as possible.

5.    TO REPAY COST OF REPAIR

      To repay to the Lessor or the Superior Lessor on written demand the reasonable and proper cost of any such work carried out by the Lessor or the Superior Lessor pursuant to the proviso to the last foregoing covenant together with all reasonable and proper solicitor's and surveyor's charges and other expenses which may reasonably be incurred by the Lessor or the Superior Lessor in connection therewith.

6.    TO PERMIT LESSOR TO ENTER TO TAKE INVENTORIES

      To permit the Lessor and the Superior Lessor and all persons respectively properly authorized by them to enter the demised premises accompanied by a representative of the Lessee (if the Lessee shall so require) at all reasonable times (on 48 hours' prior written notice except in the event of emergency) when such notice as can be given will be given:

6.1 to take inventories of the Lessor's fixtures and fittings and of any dilapidations therein;

6.2   to review the condition of the demised premises; or

6.3   to exercise the rights referred to in Schedule 2 hereto;

      PROVIDED THAT the person exercising such right shall (i) cause as little inconvenience and damage as possible and in the case of paragraphs 6.1 and
      6.2 of this Schedule the Lessor shall forthwith make good any damage done
      (ii) comply with all reasonable requirements of the Lessee and (iii) cause as little inconvenience to the business carried on thereat as practicable and provided further that (save in an emergency) where the purpose of entry is to carry out works not less than seven day's notice will be given.

7.    TO CLEAN WINDOWS, ETC.

      To keep the interiors of all windows and all glass (if any) in the entrance door thereto of the demised premises reasonably clean.

8.    NOTICES, SIGNS, ETC.

      Not without the written consent of the Lessor (such consent not to be unreasonably withheld or delayed) to exhibit or permit to be exhibited on or from the demised premises any sign, signboard, fascia, advertisement, placard or sky sign.

9.    AUCTION, SALES

      Not to have or permit or suffer to be held any sale by auction in or upon the demised premises or any part thereof without the previous written consent of the Lessor.

10.   FLOOR LOADING ETC.

      Not to overload the floors of the demised premises beyond the margin of safety prescribed by the Lessor's surveyor or if no margin is prescribed beyond a proper margin of safety.

11.   NOT TO BLOCK UP LAVATORIES ETC.

      Not to use or permit the use of lavatories, water closets or drains in the demised premises or in the Scheme for disposal of refuse or for any purpose which may cause a stoppage or injury thereto and in the event of any such stoppage or injury forthwith to make good all such damage to the entire reasonable satisfaction of the Lessor's surveyors.

12.   NOT TO CAUSE NUISANCE ETC.

      Not to do or permit to be done upon the demised premises or any part thereof or in any other part of the Scheme anything which may be or tend to be a nuisance or the cause of unreasonable annoyance or damage or unreasonable disturbance to the Lessor, the Superior Lessor or any of the occupants of the adjoining or neighbouring Units or property or to the general public provided that the carrying on of the Lessee's ordinary business in a proper and efficient manner shall not constitute a breach of this provision.

13.   MUSICAL INSTRUMENTS ETC.

      Not to play any sound producing or reproducing instruments or equipment unduly loudly.

14.   DANGEROUS THINGS ETC.

      Without prejudice to the next following clauses not without the Lessor's consent to store or place or suffer to be stored or placed in or about the demised premises or any part thereof or any other part of the Scheme any articles of a radioactive, explosive, specially combustible, specially inflammable or dangerous nature.

15.   NOT TO VITIATE LESSOR'S INSURANCE ETC.

15.1 Not knowingly to do or permit to be done anything whereby the policy or policies of insurance relating to the demised premises or any other part of the Scheme against damage by the Insured Risks may become void or voidable or in consequence of which the Lessor would or might be prevented from insuring the demised premises or any other part of the Scheme at the ordinary rate of premium and not without the written consent of the Lessor to do or allow to be done anything whereby the rate of premium thereon may be increased or the renewal thereof may be refused and to repay to the Lessor all sums paid by it by way of increase in premiums and all expenses properly and reasonably incurred by it in or about any renewal of such policy or policies rendered necessary by any breach or non-observance of the terms of this paragraph 15.1.

15.2 In the event of the demised premises of the Scheme or any part thereof being damaged or destroyed by any one or more of the Insured Risks at any time during the term and the insurance money under any policy of insurance effected thereon by the Lessor being wholly or partially irrecoverable by reason solely or in part of any act or default of the Lessee (but in the event of the risk of damage increasing the Lessor immediately having become aware of the same shall give notice to the insurers and pay any premiums if required) the Lessee will forthwith on written demand (in addition to the said rents) pay to the Lessor the amount so withheld or a reasonable proportion thereof reasonably attributable to the Lessee's act or default such proportion in default of agreement to be determined by arbitration together with from the date of payment by the Lessor of the cost of repairs to the date of repayment by the Lessee interest thereon at the rate of three per cent (3%) per annum above the base rate for lending of Barclays Bank Pic from time to time in force or (if no such rate exists) such other rate as nearly equivalent thereto as possible as may in default of agreement be determined by arbitration and compounded on the quarter days.

16.   USE OF SERVICES

      To comply at all times with the lawful regulations of every company or authority which shall for the time being supply gas water or electricity to the demised premises and to keep all water pipes forming part of the demised premises reasonably protected against frost and not to waste or permit to be wasted any water or allow anything of a harmful nature to pass into the drains of the demised premises or any other part of the Scheme nor wilfully or negligently allow any water to overflow to the floor from any sink lavatory basin or water closet and in case any damage shall be caused to the demised premises or the Service Area or any part thereof or to any other part of the Scheme through the breach of the provisions of this paragraph 16 by the Lessee its servants licensees or invitees the Lessee shall forthwith make good the same at its own expense in all respects (except as covered by the Insured Risks).

17.   TO COMPLY WITH INSURANCE REGULATIONS AND REQUIREMENTS

      To comply with all lawful regulations or requirements applicable to the demised premises (other than any requiring structural works or any others falling within the ambit of the Lessor's covenants herein contained or outside the areas comprised in the demised premises) which may be notified to the Lessee in writing and made by the Fire Authority to ensure certification or by the Lessor's insurers to secure insurance of the demised premises or the Service Area or any other part of the Scheme against the Insured Risks.

18.   PLANNING ACTS

      Not to do or permit to be done or omitted any act matter or thing in on or respecting the demised premises required to be done or omitted (as the case may be) by the Planning Acts or which shall contravene the provisions of the said Acts and at all times hereafter to indemnify the Lessor and the Superior Lessor and keep them indemnified against all actions, proceedings, reasonable costs, expenses, claims and demands in respect of any such matter or thing contravening the said provisions or any of them insofar as the same are applicable to the Demised Premises.

19.   PLANNING ACTS

      Not without the previous written consent of the Lessor and (where required by the terms of the Superior Lease) the Superior Lessor (which the Lessor and the Superior Lessor may if they think fit and for any reason withhold) to make any application for planning permission under the Planning Acts or take any other steps which may entitle an appropriate authority compulsorily to acquire the demised premises or which could lead to adverse financial or taxation consequences upon the Lessor or the Superior Lessor.

20.   ALTERATIONS

20.1 Not without the consent of the Lessor and (where required by the terms of the Superior Lease) the Superior Lessor to cut, remove, divide, alter, maim or injure any structure or supporting walls or frames or structural floors or roofs of the demised premises or make any openings in the walls or ceilings thereof or merge the demised premises with any adjoining premises.

20.2 Not to overload the electrical installations within the demised premises or the Scheme.

20.3 Not to do or permit to be done anything in the demised premises which may adversely affect or interfere with the water system or any fire sprinkler system (if any) or any alarm system installed by the Lessor in the Scheme.

21.   ALTERATIONS

      Without prejudice to the generality of the foregoing covenant not to make any alterations or additions to the demised premises or any part thereof (other than any partitioning or non-structural internal alterations for which no consent shall be required but in respect of which the Lessee will supply a layout plan to the Lessor) whether of a temporary or movable nature except with the previous written consent of the Lessor and (where required by the terms of the Superior Lease) the Superior Lessor and in accordance with drawings and specifications previously submitted to and approved in writing by the Lessor's and (where required by the terms of the Superior Lease) the Superior Lessor's surveyors (which consent and approval of the Lessor shall not be unreasonably withheld or delayed) and such consent if granted to be without prejudice nevertheless to the provisions of proviso (a) hereto provided always that:

      (a) the Lessor may as a condition of giving such consent require the Lessee to enter into such covenants with the Lessor as the Lessor may reasonably require in regard to the execution of any works and the reinstatement of the demised premises at the end or sooner determination of the term (howsoever the same may be determined or otherwise) provided further that in the event that the Lessee fails to observe the provisions of this clause 21 it shall be lawful for the Lessor with or without agents and materials to enter upon the demised premises and remove any alterations or additions and execute such works as are necessary to restore the demised premises to their former state and the reasonable expense thereof (including surveyors and other professional fees) shall be paid by the Lessee to the Lessor on demand;

      (b) the Lessee shall as soon as reasonably practicable notify the Lessor of the reinstatement value of any works alterations or additions carried out by the Lessee with the written consent of the Lessor and (where required by the terms of the Superior Lease) the Superior Lessor under this paragraph 21 or paragraph 20 of this Schedule so as to enable the Lessor where appropriate to notify its insurers thereof.

22.   MATERIAL CHANGES

      If the Lessor and (where required by the terms of the Superior Lease) the Superior Lessor shall grant any consent under the provisions of paragraphs 20 and 21 of this Schedule to apply to the appropriate Planning Authority for any necessary permission in relation to the matters in respect of which the Lessor and the Superior Lessor shall have given such consent and not to implement any planning permission until the same has been submitted to and approved in writing by the Lessor (such consent not to be unreasonably withheld or delayed) and (where required by the terms of the Superior Lease) the Superior Lessor and at all times to indemnify and keep the Lessor and Superior Lessor against all proceedings, costs, expenses, claims, charges and demands whatsoever in respect of or arising out of any such application and unless the Lessor and (where required by the terms of the Superior Lease) the Superior Lessor shall otherwise direct to carry out before the determination of the term (howsoever the same may be determined) any work stipulated to be carried out to the demised premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted to and implemented by the Lessee.

23.   TO GIVE PARTICULARS OF NOTICES ETC. UNDER PLANNING ACTS

      As soon as reasonably practicable and in any event within ten (10) days after the service thereof upon the Lessee to give full particulars to the Lessor of any notice, order or proposal therefore relating to the demised premises given made or issued under or by virtue of the Planning Acts which relate to the Demised Premises and without unreasonable delay and at the Lessee's expense to comply with or appeal against the same in so far as the demised premises are affected and except to the extent that it is due to an act, neglect or omission of the Lessor or lessee of another Unit provided that if the Lessor reasonably so requires in writing the Lessee will at the cost of the Lessor unless such notice order or proposal is due to the act or default of the Lessee join with the Lessor in objecting to or contesting the same.

24.   OFFICIAL NOTICES

      As soon as reasonably practicable and in any event within ten (10) days after the service thereof on the Lessee or of the same coming to the actual notice of the Lessee to give full particulars to the Lessor of any notice order or proposal relating to the demised premises given made or served or proposed to be given made or served by any Local or other competent authority and without delay and at the Lessee's expense to comply with or appeal against the same in so far as the demised premises are affected and except to the extent that it is due to an act default or omission by the Lessor or lessee of another Unit provided that if the Lessor reasonably so requires in writing the Lessee will at the cost of the Lessor unless such notice order or proposal is due to the act or default of the Lessee join with the Lessor in objecting to or contesting the same.

25.   WORKS ETC. REQUIRE BY STATUTE

      To do or execute or cause to be done or executed all such works as under or by virtue of any enactment or statutory instrument or any notice thereunder or direction given or made pursuant thereto for the time being in force are or shall be directed or necessary to be done or executed upon or in respect of the demised premises or any part thereof whether by the owner or occupier in consequent of the user of the demised premises for the purpose authorised by this Lease or otherwise save those works and things for which the Lessor is liable hereunder and at all times to keep the Lessor and the Superior Lessor indemnified against all proceedings costs, expenses, claims, charges, demands and liability in respect thereof provide always that notwithstanding any other provision contained in this Lease to the contrary any works required to be carried out pursuant to this clause 25 may be carried out without the Lessor's consent or approval.

26.   USER

      Not to use the demised premises except as offices.

27.   RESTRICTIONS

      Not to use the demised premises or any part thereof at any time during the term for or in connection with any illegal or immoral purpose nor for the manufacture distribution sale or supply of intoxicating liquor nor for any purpose in connection with the organisation or practice of gambling in any of its forms nor as a public dance hall nor to do or permit or suffer to be done in or upon the demised premises or any part thereof or any part of the service area or of the Scheme anything which may tend to harm or injure the status of the demised premises or any part of the Scheme or the occupancy of any adjoining property.

28.   ALIENATION

28.1 Not to assign underlet agree to underlet share or part with possession or occupation of part only of the demised premises.

28.2 Not to assign or transfer the whole of the demised premises without the previous consent in writing of the Lessor (such consent not to be unreasonably withheld and which shall if the Lessor requires take the form of a formal licence executed as a deed) provided that the Lessor shall be entitled:

      (a) to withhold its consent in any of the circumstance set out in paragraph 28.3 of this Schedule;

      (b) to impose all or any of the matters set out in paragraph 28.4 of this Schedule.

28.3 This circumstance referred to in paragraph 28.2(a) of this Schedule are as follows:

      (a) where the assignee is an associated company of the Lessee unless that associated company is of no lesser financial strength than the Lessee at the date of the application for consent to assign;

      (b)   where the proposed assignee enjoys diplomatic or state immunity; and

      (c) where the assets of the proposed assignee upon which any reasonable assessment of financial strength is based are not in the United Kingdom or some other jurisdiction with which there is subsisting with the United Kingdom a system of reciprocal enforcement of judgements.

28.4 For the purposes of Sub-Section 19(1)(A) Landlord and Tenant Act 1927 (as amended) and in addition to any other condition or requirement which the Lessor may reasonably impose the Lessor may grant its consent to an assignment or transfer of the demised premises subject to the following conditions:

      (a) the Lessee and/or any former tenant (as defined by Section 16(6) of the Landlord and Tenant (Covenants) Act 1995) enters into and delivers to the Lessor prior to or contemporaneously with the assignment in question an authorised guarantee agreements (as defined by Section 16 of the Landlord and Tenant (Covenants) Act
            1995) prepared by the Lessor's solicitors (but at the cost of the Lessee in accordance with paragraph 31 of this Schedule) with the Lessor should the Lessor so require under which the Lessee:

            (i) guarantees the performance by the intended assignee (but not any further or subsequent assignees) of all the covenants on the part of the Lessee contained in this Lease;

            (ii) is liable to the Lessor as principal debtor and is not released even if the Lessor gives the intended assignee extra time to comply with any obligations;

            (iii) agrees that in the event that this Lease is disclaimed by a liquidator or trustee in bankruptcy of the assignee or other person with power to disclaim and on being so required by the Lessor the Lessee will accept the grant of a new tenancy of the demised premises:

                  (A) on the same terms and conditions as this Lease at the date of the disclaimer; and

                  (B)   for a term expiring on the term date of this Lease;

      (b) the Lessee procures that any intended assignee shall in a deed prepared by the Lessor's solicitors but at the cost of the Lessee in accordance with paragraph 31 of this Schedule covenant direct with both the Lessor that the said assignee will pay the rent reserved by and will observe and perform the covenants and conditions contained in this Lease;

      (c) the Lessee if requested procures that such persons as the Lessor may reasonably require where it is reasonable in the circumstances so to do shall act as guarantors for the intended assignee and shall (inter alia) jointly and severally (where relevant) covenant in a deed prepared by the Lessor's solicitors but at the cost of the Lessee in accordance with paragraph 31 of this Schedule with the Lessor that the said assignee will pay the rent reserved by and will observe and perform the covenants on the part of the Lessee and the conditions contained in this Lease and such covenant shall also provide that:

            (i) any neglect or forbearance of the Lessor in endeavouring to obtain payment of the rent or delay to take any steps to enforce performance by the assignee of the said covenants and conditions or any other act omission matter or thing whatever including any variation in this Lease whereby (but for this provision) the guarantors would be exonerated either wholly or in part from the guarantee other than a release under seal given by the Lessor shall not release or in any way lessen or affect the liability of the guarantor;

            (ii) should the said assignee being a company go into liquidation and the liquidator disclaim this Lease or if the said company should be wound up or cease to exist then the guarantors will, should the Lessor so require, accept a new lease of the demised premises such new lease to commence as from the date of such disclaimer or (as the case may be) such winding-up or ceasing to exist and to be for the residue then unexpired of the Term and to be at the rent payable (such rent to commence as from the date of such disclaimer or winding-up or cesser of existence and to be subject to the same provisos and conditions as those in force immediately before such disclaimer) and to be granted at the cost in all respects of the guarantors in exchange for a counterpart duly executed by the guarantors.

Subject as aforesaid for the purposes of Sub-Section 19(1)(A) Landlord and Tenant Act 1927 (as amended) and in addition to any other condition or requirement which the Lessor may reasonably impose the Lessor may lawfully withhold its consent to a proposed assignment for as long as there are outstanding unpaid rents under this Lease;

28.5 Not to underlet or unconditionally agree to underlet the demised premises or permit any person to occupy the demised premises at a fine or premium nor at a rent which is less than the open market rental value of the demised premises nor to permit the reduction of rent paid or payable by any under lessee.

28.6 Not to underlet agree to underlet nor share nor part with the possession or occupation of the whole of the demised premises without procuring:

      (a) that any intended underlease shall only be of the whole of the demised premises;

      (b) that any intended under lessee shall covenant with the Lessor as from the date of the underlease to observe and perform the covenants and conditions herein contained (excluding the covenant to pay the rents hereinbefore reserved) and not to underlet or agree to underlet or share or part with possession or occupation of the whole or any part of the underlet premises save on terms consistent with the provisions of the Lease and the intended under lessee (if a company) may share occupation of the whole or part of the underlet premises with a company that is a member of the same group of companies as the under lessee (within the meaning of Section 42 of the Landlord and Tenant Act 1954) provided that no tenancy is created and provided further that within 21 days of such sharing the Lessor receives notice of the company sharing occupation and the address of its registered office;

      (c) that in any underlease the rent shall be payable no more than two quarters in advance;

      (d) that Sections 24-28 (inclusive) of the 1954 Act are lawfully excluded from the underlease.

28.7 Subject as aforesaid and provided that the Lessor shall have approved the principal terms of any underlease and the form of underlease finally agreed with the proposed underlessee (such approval not to be unreasonably withheld or delayed) the Lessee shall be permitted to underlet the demised premises as a whole with the prior written consent of the Lessor which shall not be unreasonably withheld or delayed provided that the Lessor may lawfully withhold its consent to a proposed underletting for as long as there are outstanding unpaid rents under this Lease.

28.8 The Lessor may waive in whole or part any of the circumstances or conditions set out in this paragraph 28 of this Schedule.

28.9

      (a) Notwithstanding the above 11(a) the Lessee may with the consent of the Lessor (such consent not to be unreasonably withheld or delayed) share occupation of the whole or part of the demised premises with any partners or associated companies provided that no relationship of landlord and tenant is thereby created and such sharing ceases upon such association or partnership termination.

      (b) The Lessee (if a company) may without the consent of the Lessor share occupation with a company that is a member of the same group of companies as the Lessee (within the meaning of Section 42 of the 1954 Act)

29.   REGISTRATION OF DISPOSITIONS

      Within twenty eight (28) days of every assignment underlease or any other devolution or Statutory Assignment of the interest of the Lessee to give notice thereof in writing to the Solicitors for the time being of the Lessor and to produce and leave for registration with them a certified copy of such assignment or in the case of devolution the probate of the will or the Letters of administration or other the deed or document under which such devolution or Statutory Assignment arises and pay a reasonable registration fee (being not less than five (5) pounds per document) in respect of each such registration.

30.   TO PAY LESSOR'S COSTS

      To pay to the Lessor and the Superior Lessor all reasonable and proper costs charges and expenses including but without prejudice to the generality of the foregoing all reasonable and proper Solicitors' costs counsel's architects' surveyors' and other professional fees and commission payable to the bailiff necessarily and properly incurred by the
      Lessor:

30.1 in connection with the preparation and service of a notice under Section 146 of the Law of Property Act 1925 and/or in connection with proceedings under Section 146 or 147 of the said Act (whether or not any right of re-entry or forfeiture has been waived by the Lessor or notice served under the said Section 146 is subsequently complied with by the Lessee or the Lessee has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by a Court);

30.2 in the preparation and service of a schedule of dilapidations at any time during or within three months after the expiration of the term howsoever the same be determined (but relating in all cases only to dilapidations which accrued prior to the expiration or sooner determination of the term and for which the Lessee is liable hereunder);

30.3 in connection with or procuring the remedying of any breach of covenant on the part of the Lessee contained in this Lease including without prejudice to the generality of the foregoing the recovery of any arrears of rent the Interim Charge and the Service Charge provided that before being responsible for any costs expenses fees and disbursements hereinbefore referred to the Lessee shall first have been given a reasonable opportunity to remedy any breach of covenant (which breach shall be notified to it by the Lessor in writing) and the Lessee has failed to remedy such breach within a reasonable time.

31.   COST OF LICENCE

      To pay all reasonable and proper legal costs architects' and surveyors' fees necessarily and properly incurred by the Lessor and the Superior Lessor in respect of any application by the Lessee for any licence or consent required by this Lease including reasonable and proper legal costs architects' and surveyors' fees which may have been incurred when any licence or consent is refused or any application therefore is withdrawn except in such cases where the Lessor unreasonably withholds or delays its consent or proffers it subject to unreasonable conditions.

32.   INTEREST ON SUMS DUE TO LESSOR

      Where under the terms of this Lease any sum of money becomes due and payable by the Lessee to the Lessor or to the Superior Lessor and remains unpaid for a period of twenty one (21) days after the due date to pay to the Lessor as well before as after any judgement on demand in writing interest on such sum from the date on which the payment of such sum became due and payable until the date of actual payment at a rate of two per cent (2%) above the base rate for the time being of Barclays Bank Pic or (if no such rate exists) such other rate as nearly equivalent thereto as possible as may in default of agreement be determined by arbitration provided that any such written demand shall be served within three (3) months of the said sum having become due and payable.

33.   TO PREVENT ENCROACHMENTS ETC.

      To give immediate notice to the Lessor of any threatened encroachment or attempt to acquire any new rights of light, passage, drainage or other easement over upon or under the demised premises as soon as the same shall come (or with reasonable diligence should have come) to the actual knowledge of the Lessee and at the request and cost of the Lessor to take all reasonably necessary steps to prevent any threatened encroachment or attempt to acquire any such easement including joining with the Lessor in taking proceedings.

34.   TO DISCLOSE INFORMATION

      Upon making any application for any written consent or approval which is required under this Lease the Lessee shall disclose to the Lessor and where required to the Superior Lessor such information as they may reasonably require provided always that the Lessee may in its absolute discretion withhold any such information which the Lessee considered to be of a confidential or sensitive nature without prejudice to the Lessee's application for consent or approval.

35.   TO LET OR SALE BOARDS

      To permit the Lessor or its agents during the six (6) months immediately preceding the expiration or sooner determination of the term to affix and retain without interference on some reasonable and conspicuous part of the demised premises (but not so as to obscure the doors or windows or the Lessee's business name or advertising or to affect the access of light and air to the demised premises) not more than one (1) notice board advertising the sale or letting of the demised premises together with any other particulars which may be reasonably necessary and during the said period to permit all persons with written authority from the Lessor or its agents and on at least 24 hours' prior written notice and accompanied by a representative of the Lessee (if the Lessee shall so require) at all reasonable times of a normal working day to view the demised premises.

36.   RATES AND OUTGOINGS

      To pay satisfy and discharge throughout the term all rates taxes, duties, impositions, charges, assessments and outgoings whatsoever of a recurring nature whether parliamentary, local or otherwise which are now or may at any time hereafter be assessed charged or imposed on the demised premises or the owner landlord tenant or occupier thereof except only such as the owner by law is bound to pay notwithstanding any contract to the contrary and such as are assessed on the Lessor in respect of the rents hereby reserved or the entitlement to the same or in respect of any dealing with any reversion mediately or immediately expectant on the determination of the term provided always that if any of the foregoing be assessed, charged or imposed upon the Scheme or any part thereof (being a part including the demised premises) without apportionment or assessed, charged or imposed on the Service Area then the Lessee shall pay a fair proportion thereof unless the same is included in the Service Charge hereinafter referred to.

37.   REPAIR OF INTERIOR ETC.

      At all times during the term well and substantially to repair renew cleanse, maintain, uphold and keep the demised premises and every part thereof (damage by any of the Insured Risks excepted save to the extent that the insurance monies are irrecoverable through the act neglect or default of the Lessee its servants, agents, licensees or invitees and damage by Terrorism also excepted where not an Insured Risk) and it is hereby agreed and declared that there shall be included in this covenant as repairable by the Lessee any internal plastering and other finishes of walls and ceilings and the screed and finish of the floors and the finish of all structural parts of the Scheme within the demised premises including (but without limitation) all fixed floor coverings, ceilings, suspended ceilings and raised floors therein and all electrical installations within and exclusively serving the demised premises and the Lessor's fixtures and fittings (other than the Lessor's plant and equipment including the heating and air conditioning systems) together with the fascias windows window frames doors and door frames of the demised premises provided always and it is hereby agreed and declared that:

      (a) all non-structural walls which are currently common to the demised premises and any adjoining Unit are hereby declared to be party structures (except for plaster and decorative finishes) and the expense of maintaining them shall be borne in equal shares by the Lessee and the lessee or other the owner or occupier of the adjoining Unit;

      (b) all non-structural walls which are common to the demised premises and any other part of the Scheme not being an adjoining Unit shall (except for the plaster and decorative finish on that side of the all which faces onto the demised premises) be maintained by the Lessor; and

      (c) nothing in this Schedule shall require the Lessee to keep nor yield up the demised premises in any better state of repair and condition than they are at the Commencement Date as evidenced by the Schedule of Condition.

38.   REPAIR SERVICES AND CONDUCTING MEDIA

      To keep in repair and replace when reasonably necessary and (solely in relation to any kitchen installed by the Lessee) all pipes, wires, ducts and other like media installed for the purpose of supplying water (cold or hot) electricity or gas and for the purpose of draining away water from the demised premises in so far as such pipes, wires, ducts or other like media are solely installed or used only for the purposes of the demised premises and are fixtures and fittings and for the purpose of such repair the Lessee and his workmen shall have access to such pipes, wires, ducts or other like media whereever they are in upon or under the parts of the Scheme not included in this demise upon proper notice (except in the case of emergency) to the Lessor or the occupier thereof the Lessee nevertheless forthwith making good all damage to the parts of the Scheme occasioned by the carrying out of such repairs to the reasonable satisfaction of the Lessor.

39.   SERVICE CHARGE

39.1 To pay to the Lessor the Interim Charge and the Service Charge as defined in Part I of Schedule 6 hereto at the times and in manner therein provided.

39.2 Where the Lessor employs a managing agent in respect of the Scheme as referred to in paragraph 6 of Part II of Schedule 6 to this Lease to pay to the Lessor with the Service Charge a reasonable and proper fee towards the Lessor's general administrative expenses necessarily incurred in the proper management of the Scheme (such fee not to exceed ten per cent of the Service Charge)

39.3 Where the Lessor does not employ a managing agent to pay to the Lessor with the Service Charge a reasonable fee (such fee not to exceed ten per cent of the Service Charge) to defray the Lessor's own costs necessarily incurred in the proper management of the Scheme.

40.   OBSTRUCTION

      Not to obstruct or permit to be obstructed the Service Area or any part thereof.

41.   REFUSE

      Not to store or stack crates bottles barrels or similar containers or any cardboard boxes or any other refuse anywhere within the Scheme other than:

      (a)   within the demised premises; or

      (b) tidily in the refuse store or other area specifically provided for that purpose.

42.   REFUSE RECEPTACLES

      Not to use any receptacles for refuse except dustbins or other receptacles of a pattern approved by the Lessor (such approval not to be unreasonably withheld or delayed) or prescribed by the Local authority and to maintain the same in good condition and not to place the same in the Service Area (other than the refuse store specifically provided for that purpose) except on the days for the collection of refuse by the local authority.

43.   TO COMPLY WITH LESSOR'S DIRECTIONS

      To comply with such reasonable written directions as may from time to time be given by the Lessor or the Lessor's managing agents for the good and efficient regulation of the Service Area with a view to facilitating the use thereof by all persons entitled to use the same but not so as to prevent access thereto or to the demised premises at any time.

44.   TO PAINT AND DECORATE THE INTERIOR

      To paint and decorate the interior of the Demised Premises with paint or paper and/or other material of good quality as often as reasonably necessary so as to maintain the decorative condition of the Demised Premises in no worse state of repair and condition than that evidenced by the attached Schedule of Condition.

45.   TO PAY INSURANCE PREMIUM

      To repay to the Lessor within fourteen (14) days of receiving a written demand therefore the premium for insuring the demised premises against the Insured Risks or if no separate premium is allocated to the demised premises a fair proportion of the premium in respect of the Scheme (unless forming part of the Service Charge) provided that the Lessee shall not be required to pay any amount over the ordinary rate of premium if charged as a result of any act omission or neglect of the Lessor or tenants or occupiers of other Units.

46.   VAT

      In addition to the rents and other payments of whatsoever nature which are or shall be reserved or which are or may become payable pursuant to the provisions of this Lease by or on behalf of the Lessee to the Lessor or to the Superior Lessor or any person or persons acting on their behalf then in addition to such payments the Lessee shall pay any Value Added Tax or similar impost or other tax replacing the same which is or may at any time hereafter become payable in respect of such payment subject (in the case of supplies to the Lessee) to the provision of a valid VAT invoice within 14 days of payment of the VAT by the Lessor.

47.   COVENANTS IN SUPERIOR LEASE

47.1 By way of indemnity only to perform and observe and at all times during the term be bound by the Lessee's or tenant's covenants contained in clauses numbered 3 (8)(9)(10)(l1)(12)(13) and (14) in the Superior Lease so far as they affect the demised premises.

47.2 To permit the Lessor and any authorised person to enter the demised premises at any reasonable time upon reasonable prior notice (except in the case of emergency when such notice as can be given will be given) in order to comply with any of the Superior Lease covenants which may be necessary to prevent a forfeiture of the Superior Lease and which arise from the actions or default of the Lessee or any of its underlessees servants or agents Provided that the Lessor shall not enter for the purpose of compliance with the covenants on its part contained in the Superior Lease to the extent that the obligation to comply with such covenants is imposed on the Lessee by this lease unless and until the Lessee shall first have been given a reasonable opportunity to remedy any breach by it of such covenants (which breach shall be notified to it by the Lessor in writing) and the Lessee has then failed to remedy such breach within a reasonable time.

48.   NOTICE BY SUPERIOR LESSOR

      To give immediate notice to the Lessor of any notice given to the Lessee or left on the demised premises by the Superior Lessor requiring any repairs to be done to the demised premises and to furnish the Lessor with a copy of such notice.

49.   OFFICES SHOPS ETC ACTS

      At all times to comply with all such requirements as may be imposed on the occupier by or under the Offices, Shops and Railway Premises Act 1963 or any statutory modification or re-enactment thereof in respect of the user of the demised premises and to indemnify the Lessor against liability in respect of any non-compliance

                                   SCHEDULE 4

                            (Covenants by the Lessor)



1.    QUIET ENJOYMENT

      So long as the Lessee shall pay the rent and make the other payments reserved and made payable in manner aforesaid and observe and perform the covenants and conditions on its part herein contained the Lessee shall and may peaceably and quietly hold and enjoy the demised premises and the rights hereby granted during the term without any claim or demand by the Lessor or any person rightfully claiming through under or in trust for it.

2.    TO INSURE THE SCHEME

      To insure the Scheme (including the demised premises and the service area) in the joint names of the Superior Lessor and the Lessor against damage by the Insured Risks in a sum representing the full cost of reinstatement thereof from time to time during the term and:

2.1 within 14 days of a written request from the Lessee to produce to the Lessee a copy of the policy of insurance or sufficient evidence of the terms of the cover in force and the receipt of the current premium and to provide to the Lessee details of any material changes therein or the conditions thereof;

2.2 to use all reasonable endeavours to note the interest of the Lessee upon the policy of insurance so arranged and to obtain from the insurers a letter of waiver of subrogation rights (but without any warranty that the same will be procured);

2.3 to give to the Lessee written notice of material changes in the insurance policy (including without limitation any changes in the Insured Risks) and in the event of any damage or destruction of the Scheme or any part thereof by any of the Insured Risks (unless such insurance shall have been forfeited or vitiated by the act or default of the Lessee) subject nevertheless to any relevant provisions of the Superior Lease to take with all due speed and diligence such steps as may be proper and use all reasonable endeavours to obtain any necessary permits and consents under any regulations or enactment for the time being in force and will as soon as such permits and consents have been obtained apply all money received by virtue of such insurance (except the insurance relating to loss of rent) in making good the loss or damaged in respect of which the same shall have been received or in rebuilding or reinstating the Scheme or such part as shall have been destroyed or damages in a good and workmanlike manner with good quality and sound materials as expeditiously as possible in accordance with the original plans, elevations and details of the Scheme with such variations (if any) as may be necessary having regard to the provisions of the Superior Lease the then existing statutory provisions, bye laws and regulations affecting the same and any necessary planning approval making up any difference in the amount actually received and the cost of rebuilding or reinstating out of the Lessor's own money and if the demised premises shall be rendered wholly or partially unfit for occupation and use or access through damage or destruction of the Scheme or any part thereof by any of the Insured Risks or Terrorism where not an Insured Risk then except to the extent that the insurance monies are irrecoverable or are reduced through the act or default of the Lessee its servants, agents, invitees or licensees to allow an abatement with effect from the date of the destruction or damage of the whole or a fair and reasonable proportion of the rent hereby reserved and of the Service Charge according to the nature and extent of the damage or destruction until the demised premises and the relevant parts of the Scheme (including plant and conducting media the ground floor entrance and reception and the staircase and lift(s) and the parts of the Service area at first floor level) are again rendered fully fit for occupation use and access such proportion to be determined in the event of dispute by an independent surveyor to be appoint in default of agreement on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors to act as an expert and not an arbitrator.

2.4 The following provisions apply in the event of an act of Terrorism which causes damage to or destruction of the Demised Premises at a time when Terrorism is not an Insured Risk:-

      (a) Within 9 months of any act of Terrorism the Lessor shall give written notice to the Lessee ("Election Notice") stating whether or not it proposes to rebuild or reinstate the demised premises.

      (b) If the Election Notice states that the Lessor proposes to rebuild or reinstate the demise premises then for the purposes of this Lease the act of Terrorism shall be deemed to have been damaged by Insured Risks and the provisions of paragraph 2.3 of this Schedule will apply.

      (c) If the Election Notice states that the Lessor does not propose to rebuild or reinstate the demised premises or if no Election Notice is served strictly within the period of 9 months referred to in paragraph (a) above then the Lessee may within one month of service of the Election Notice or the expiry of such 9 month period (as the case may be) give written notice to the Lessor to determine the Term.

3.    TO PAY RATES FOR THE SCHEME

      To pay all existing and future rates, taxes, assessments, duties, impositions, charges and outgoings whatsoever of a recurring nature and which are now or shall hereafter be charged assessed or imposed upon or payable in respect of the Scheme whether parliamentary, parochial local or otherwise howsoever so far as they are not payable by the several lessees in respect of their Units.

4.    TO REPAIR AND MAINTAIN THE SCHEME

      Except in so far as such matters are expressly the responsibility of the Lessee under the provisions of this lease:

4.1 To keep and maintain the Scheme or procure to be kept and maintained in good and substantial repair order and condition and clean and to rebuild renew or replace as and when necessary for such purposes the Scheme (and in particular but without prejudice to the generality of the foregoing) its exterior and its structure its roof and foundations including for such purposes the matters referred to in clause 2.4(c)(i) to (vi) inclusive of this Lease the Service Area and any toilets, passenger lifts, lift shafts, boilers, central heating and all apparatus, equipment, plant and machinery serving the same in good and substantial repair and condition and decoration and to renew or replace the same or any part or parts thereof whenever such renewal or replacement is necessary.

4.2 Without prejudice to paragraph 4.1 to keep and maintain in good working order and condition (including replacement where necessary or desirable for such purposes) all pipes, wires, ducts, passenger lifts, boilers, central heating and air conditioning or other like media and installations, apparatus and plant installed in the Scheme for the purpose of supplying water (cold and hot), air conditioning ventilation electricity or gas to and for the purpose of draining away water and soil for allowing the escape of steam or other deleterious matter from and in respect of any other service to or for the demised premises except in so far as such pipes, wires, ducts or other like media and installations apparatus and plant are solely installed (other than for the heating and air conditioning installations and machinery and conducts ancillary thereto) for the purposes of and exclusively servicing the demised premises.

5.    TO EXECUTE WORKS

      To execute such works of a structural nature within the demised premises and the Scheme as may be required by the fire authority or the Lessor's insurers and to do all things and take such steps as are required from time to time to ensure that there is a fire certificate in force for the Scheme and that all lawful requirements relating to fire precautions are complied with.

6.    TO PRODUCE RECEIPTS

      From time to time to allow the Lessee to inspect such receipts and vouchers and other relevant information in relation to the Service Charge as the Lessee may reasonably require under the provisions of paragraph 6 of Part I of Schedule 6 to this Lease and at the request and cost of the Lessee to supply copies of the same.

7.    TO CLEAN AND HEAT SERVICE AREA

      To keep the Service Area reasonably cleaned heated and lit where reasonably necessary or appropriate and to ensure that the toilets in the Scheme are supplied with hot water soap towels and other usual requisites.

8.    TO SUPPLY HEAT AIR CONDITIONING AND HOT AND COLD WATER TO THE DEMISED
      PREMISES

      To supply and maintain heating air conditioning and hot and cold water to the demised premises.

9.    ENTRYPHONE

      To keep in good and substantial repair and renew when necessary the video entryphone system in the Scheme so as to serve the demised premises.

10.   NOT TO ERECT SIGNS

      Not to erect any signs of any kind on the flank wall of the demised premises without the Lessee's consent such consent not to be unreasonably withheld.

11.   SUPERIOR LEASE

      To pay the rent reserved by the Superior Lease and to perform and observe the covenants therein contained on the part of the Lessor (as Lessee thereunder) to be observed and performed and the conditions therein contained (save and so far as such covenants and conditions fall to be performed and observed by the Lessee hereunder) and if requested to do so by the Lessee (at the Lessee's cost) to enforce the Lessor's covenants and obligations contained in the Superior Lease.

12.   SUPERIOR LESSOR'S CONSENT

      Where the Lessee requests the consent or approval of the Lessor and the consent or approval of the Superior Lessor is required pursuant to the Superior lease the Lessor shall at the request and at the cost of the Lessee use all reasonable endeavours (in consultation with and on the instructions of the Lessee where necessary) to obtain such consent or approval in any case where the Lessor would be prepared or is lawfully required to give its consent or approval.

13.   RELEVANT MATTERS

      Notwithstanding any other provisions contained in this Lease the Lessor shall provide such of the relevant matters (as defined in Part I of Schedule 6 hereto) as are reasonable and proper for the benefit of the Lessees and occupiers of the Scheme in accordance with the principles of good estate management and shall provide the same in a good efficient and economical manner.

14.   DIRECTIONS AND REGULATIONS

      The Lessor shall ensure that any directions and/or regulations made relating to the Scheme or any part or parts thereof are communicated to the Lessee in writing and do not in any way adversely or materially interfere with or affect the use and enjoyment of the demised premises and in the event of any conflict between those directions and/or regulations and the provisions of this Lease the provisions of this Lease shall prevail.

15.   PUBLIC AND THIRD PARTY LIABILITY

      At all times during the term maintain in force insurance policies in respect of property owner's public and third party liability in respect of the Scheme for an adequate sum with an insurance office of repute and apply all money received under or in respect of any such insurance in settlement of any third party claims.

16.   SECURITY

      In exercising any rights of entry upon the demised premises granted hereunder to preserve the security of the demised premises.

                                   SCHEDULE 5

                   (Above referred to Rent Review Provisions)


1.    REVIEW DATES

      In this schedule "Review Date" means 25 September 2009 and "Review Period" means the period starting with the Review Date and expiring at the end of the Term.

2.    RENT

2.1 Until the Review Date the rent payable hereunder shall be the Rent shown in clause 1.

2.2 During the Review Period the said rent shall be that payable immediately prior to the Review Date or such revised rent as may be ascertained as herein provided whichever shall be the greater.

2.3 In the event of a revised rent not being ascertained as herein provided the rent payable shall be the rent payable immediately prior to the Review Date.

3.    ASCERTAINMENT OF RENT

3.1 Such revised rent for the Review Period may be agreed at any time between the Lessor and the Lessee or (in the absence of such agreement) determined not earlier than the relevant Review Date by an independent valuer (acting as expert and not as an arbitrator) such valuer to be nominated in the absence of agreement by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors on the application of either the Lessor or the Lessee made not earlier than three (3) months before the Review Date and so that the revised rent to be determined by the valuer shall be such as he shall decide should be the yearly rent at and from the Review Date for the demised premises.

3.2 Any valuer nominated in pursuance of the immediately preceding sub-clause shall be a chartered surveyor with experience of dealing with reviews of rent for the same type of premises and in the same locality as the demised premises.

4.    BASIS OF REVIEWED RENT

      Whether such revised rent as aforesaid shall be determined by agreement between the parties or by a valuer as hereinbefore provided the same shall be fixed

4.1   On the following assumptions (if not facts) as at the Review Date:

      (a) that the demised premises are ready to be fitted out for immediate occupation and use as offices and that no work has been carried out thereon (otherwise than in pursuance of an obligation to the Lessor) by the Lessee its sub-tenants (if any) and their respective predecessors in title during the term which has diminished the rental value of the demised premises and that in case the demised premises or any part thereof have been destroyed or damaged by any of the Insured Risks they have been fully restored and reinstated;

      (b) that the demised premises are available for letting by a willing landlord to a willing tenant as a whole without a premium but with vacant possession and subject to the provisions of this Lease (other than clause 6.11 and the provisions relating to Service Charge cap and other than the amount of the rent hereby reserved but including mutatis mutandis the provisions for rent review herein contained) for a term equal to the unexpired residue of the term at the Review Date;

      (c) that the covenants and agreements herein contained on the part of the Lessor and the Lessee have been fully performed and observed in all respects unless in the case of the Lessor the breach has been material and persistent;

      (d) that no reduction is to be made to take account of any rental concession which on a new letting with vacant possession might be granted to an incoming tenant for a period within which its fitting out works would take place;

            AND having regard to open market rental values current at the Review Date.

4.2   But disregarding the following matters (namely):

      (a) any effect on rent of the fact that the Lessee its sub-tenants (if any) or their respective predecessors in title have been in occupation of the demised premises;

      (b) any goodwill attached to the demised premises by reason of the carrying on thereat of the respective businesses of the Lessee, its sub-tenants (if any) or their respective predecessors in title, and

      (c) any increase in rental value of the demised premises attributable to the existence at the relevant Review Date of any improvement or other works to the demised premises or any part thereof carried out by the Lessee or its sub-tenants (if any) or their respective predecessors in title with consent (where required) otherwise than in pursuance of an obligation to the Lessor or its predecessors in title.

5.    FURTHER PROVISIONS

      It is hereby further provided in relation to any such revised rent that:

5.1   in the case of determination by the valuer

      (a) the fees and expenses of the valuer including the cost of his appointment shall be borne equally by the Lessor and the Lessee who shall otherwise each bear their own costs;

      (b) the valuer shall afford to each of the parties an opportunity to make representations (whether written or oral) to him in respect of such rent to be revised; and

      (c) if the valuer shall die delay or become unwilling to act or if for any other reason (including the incapacity of the valuer) the President for the time being of the Royal Institution of Chartered Surveyors or the person acting on his behalf shall in his absolute discretion think fit he may in writing discharge the valuer and appoint another in his place.

5.2 When the amount of any rent to be ascertained as hereinbefore provided shall have been so ascertained memorandum thereof shall thereupon be signed by or on behalf of the Lessor and the Lessee and annexed to or endorsed upon this lease and the counterpart thereof and the parties shall each bear their own costs in respect thereof.

5.3

      (a) If the revised rent payable on and from the Review Date shall not have been ascertained (whether by agreement or valuation) by the Review Date the rent FIRST hereby reserved shall continue to be payable at the rate previously payable and within fourteen days of such revised rent being ascertained as aforesaid the Lessee shall pay to the Lessor any shortfall between the new rent and the old rent up to the Quarter Day immediately following such ascertainment together with interest upon each part of such shortfall from the date upon which the same would have been payable (had the revised rent been ascertained on the Review Date) to the date of actual payment thereof at the base rate for the time being of Barclays Bank Plc or (if no such rate exists) such other rate as nearly equivalent thereto as possible as may in default of agreement be determined by arbitration.

      (b) For the purposes of this paragraph the revised rent shall be deemed to have been ascertained on the date when the same has been agreed between the parties in writing or (as the case may be) on the date of the determination by the valuer.

6.    STATUTORY RESTRICTION

      If by virtue of any act, Statutory Instrument or Order there is at any Review Date a restriction upon the Lessor's rights to review the rent then upon the ending removal or modification of such restriction the Lessor may give to the Lessee not less than one (1) month's written notice requiring an additional rent review upon the Quarter Day following the service of that notice and for the purposes of this Schedule 5 the said quarter day shall be a Review Date.

                                   SCHEDULE 6

                               (Above referred to)

                                     Part I

                    The Service Charge and the Interim Charge

1.    DEFINITIONS

      In this schedule:

1.1   "Relevant Matters" means the various items set forth in Part II of this
      Schedule 6;

1.2 "Accounting Period" means the period commencing on the first day of January and ending on the thirty first day of December in any year or such other annual period as the Lessor may in its discretion from time to time determine by notice in writing to the Lessee;

1.3 "Total Expenditure" shall be deemed to include not only those expenses, outgoings and other expenditure in respect of the Relevant Matters which have been actually disbursed, incurred or made by the Lessor (acting reasonably) during the Accounting Period but also such reasonable part of all such expenses outgoings and other expenditure as aforesaid which are of a periodically recurring nature (whether recurring at regular or irregular intervals) whenever to be disbursed, incurred or made including a sum or sums by way of reasonable provision for anticipated expenditure in respect of the Relevant Matters or any of them as the Lessor or its agents may reasonably allocate to the year in question as being fair and reasonable in all the circumstances

1.4 "Service Charge" means such Fair Proportion (as defined in clause 2.7 of this Lease) of the Total Expenditure excluding any costs and expenses incurred relating to the rebuilding reinstatement and renewal (but not repair) of the Scheme or any part thereof except for plant and equipment as shall from time to time be notified in writing to the Lessee by or on behalf of the Lessor and also excluding any costs and expenses incurred by the Lessor relating to making good any damage caused by an Insured Risk and/or Terrorism whether or not an Insured Risk unless the insurance moneys are not recoverable because of some act or default of the Lessee or any person deriving title through the Lessee in breach of paragraph 15.1 of Schedule 3.

1.5 "the Interim Charge" means such reasonable sum on account of the Service Charge in respect of each Accounting Period as the Lessor or its agent shall in writing specify to the Lessee and for the Accounting Period during which this lease is executed the Interim Charge shall be based on the anticipated Total Expenditure for the period from the date


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


      of this Lease to the Thirty-first day of December next following (or other the last day of the Accounting period in force at the date of such execution) and thereafter shall be based on the anticipated Total Expenditure for the then current Accounting Period by reference to the Total Expenditure for the immediately preceding Accounting Period.

2.    PAYMENT OF INTERIM CHARGE

      The first payment of the Interim Charge (on account of the Service Charge for the Accounting Period during which this Lease is executed) shall be made on the execution hereof and thereafter the Interim Charge shall be paid to the Lessor by equal quarterly payments in advance on the Quarter Days.

3.    CARRY FORWARD OF SURPLUS

      If the Interim Charge paid by the Lessee in respect of any Accounting Period exceeds the Service Charge for that Accounting Period the surplus of the Interim Charge so paid over and above the Service Charge shall be carried forward by the Lessor and credited to the account of the Lessee in computing the service charge in the succeeding Accounting Period or (if the term shall have expired or determined) shall be paid by the Lessor to the Lessee.

4.    PAYMENT OF SERVICE CHARGE

      If the Service Charge in respect of any Accounting Period exceeds the Interim Charge paid by the Lessee in respect of that Accounting Period together with any surplus from the previous year carried forward as aforesaid then the Lessee shall pay the excess to the Lessor within fourteen (14) days of service upon the Lessee of the certificate referred to in paragraph 5 of this Schedule.

5.    CERTIFICATE OF SERVICE CHARGE

      As soon as possible after the expiration of each Accounting Period there shall be served upon the Lessee by the Lessor a certificate signed by the Lessor's surveyor or auditor or other professional agent containing the following information:


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


5.1   the amount of the Total Expenditure for that Accounting Period;

5.2 the amount of the Interim Charge paid by the Lessee in respect of that Accounting Period together with any surplus carried forward from the previous Accounting Period; and

5.3 the amount of the Service Charge in respect of that Accounting Period and of any excess payable by or sum credited to the Lessee in accordance with the foregoing provisions of this Schedule 6.

6.    VOUCHERS

      The Lessee shall be entitled within two (2) months after service of such certificate to inspect the Lessor's receipts and vouchers and other relevant information relating to the Total Expenditure.

7.    SINKING FUND

      The Lessor shall administer or procure to be administered any sinking fund established pursuant to paragraph 2 of Part II of this Schedule in an efficient manner and shall invest or procure to be invested in a separate trust account all moneys in any sinking fund so established in an efficient manner and for the benefit of the persons from time to time interested in the Scheme as lessees.

                                     Part II

                              The Relevant Matters

                   Items to be included in the Service Charge

1.    PAYMENTS BY LESSOR IN RESPECT OF THE SCHEME

      All costs and expenses reasonably incurred by the Lessor in and about the Scheme in the discharge of the obligations on the part of the Lessor contained in paragraphs 2,3,4,5,7, 8 & 9 of Schedule 4 to this Lease.

2.    SINKING FUND

      Reasonable contributions to any sinking fund from time to time established by the Lessor in respect of the several matters mentioned in any clause of this Part of this Schedule 6.

3.    INSPECTION ETC

      The cost of periodically inspecting, examining, maintaining, and (where beyond economic repair) replacing any and every part of the Scheme and the appurtenances thereof including fire alarms, fire


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


      fighting equipment, sprinklers and other security alarms and equipment in the Service Area.

4.    ASSESSMENTS

      All charges, assessments, impositions and other outgoings payable by the Lessor in respect of all parts of the Scheme not exclusively occupied or designed for occupation by a lessee.

5.    INSURANCE

      Without prejudice to paragraph 1 of this Part of this Schedule 6 the cost of insuring the Scheme and all the appurtenances thereof and in addition the cost of insurance against third party employers and public liability and any of the Insured Risks not specifically in this Lease mentioned.

6.    MANAGEMENT

      The reasonable and proper fees of the Lessor's agents from time to time of and incidental to the collection of rents in respect of the Scheme and the general management of the Scheme (such fees not to exceed 10% of the Service Charge).

7.    OTHER EXPENDITURE

7.1 All other reasonable expenditure properly incurred in accordance with good estate management principles and properly attributable to the maintenance and management of the Scheme (whether it is specifically mentioned in this Lease or not) including without prejudice to the generality of the foregoing the upkeep, care, servicing and reinstatement of any lifts, boilers, central heating systems and other installations forming part of the Scheme excluding nevertheless:

      (a) any costs of or incidental to the recovery of rent or service charge for any other tenant in the Scheme or any adjoining or neighbouring building of the Lessor or enforcing covenants against any such tenant or in relation to the negotiation or the settlement of any rent review or in relation to the remedying of any breach of any of the obligations of any other such tenant

      (b) the costs of interpreting this Lease and corresponding with or taking action against any other tenant or occupier of the Scheme or any contractor or sub-contractor;

      (c) any costs, damages, fees, awards or other sum payable in connection with and/or any unfair and/or wrongful dismissal or any breach of any employment contract of any person employed by the Lessor in connection with the provision or


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


            carrying out of the Relevant Matters save where such person has been dismissed at the request of a majority of the tenants in the Scheme.

7.2 The cost of taking all steps reasonably deemed desirable or expedient by the Lessor for complying with making representations against or otherwise contesting the incidence of provisions of any legislation or orders or statutory requirements thereunder so far as (1) they respectively relate to the Scheme and (ii) neither the Lessee nor the Tenant of any Unit are directly responsible for.

8.    VAT ETC

      Any Value Added Tax or similar impost properly payable by the Lessor in respect of any of the matters herein before mentioned so far as the same is not recoverable by the Lessor.


      EXECUTED as a DEED       )
      by BENCHMARK GROUP       )
      LIMITED acting by:       )


                                      Director:  /s/ Illegible


                                      Secretary: /s/ Illegible




      EXECUTED as a DEED       )
      by LEVCO EUROPE, LLP)
      acting by:               )



                                      MEMBER

                          Member


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